Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169379 on Form S-3 and Nos. 333-169377, 333-51494 and 333-143770 on Form S-8 of our report dated August 27, 2010 relating to the consolidated financial statements of AmeriCredit Corp. and subsidiaries (which report expresses an unqualified opinion) appearing in this Annual Report on Form 10-K of Leucadia National Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Dallas, Texas
February 24, 2011